UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2020

STARWOOD REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56046	82-2023409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Washington Avenue Suite 800 Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(305) 695-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

May 2020 Rent Collections Update

As of May 27, 2020, Starwood Real Estate Income Trust, Inc. (the “Company”) has collected 97% of rent across all asset classes which is 2% higher than last month at the same time, and consistent with the full month collections for April 2020. Here is the breakdown by asset class:

•	Multifamily (44% of the portfolio) is 95% collected and 1% higher than last month at the same time
•	Office (34% of the portfolio) is 100% collected and 5% higher than last month at the same time
•	Industrial (9% of the portfolio) is 95% collected and 2% higher than last month at the same time
•	Medical Office (6% of the portfolio) is 93% collected and 1% lower than last month at the same time

To provide context around the Company’s rent collections, the Company outperformed a recent National Association of Real Estate Investment Trusts (“Nareit”) market survey by 4% for month-end April, which reported 93% collections across all asset types1. The Nareit survey polled 70 REITs totaling $508 billion in market capitalization. The Company has been able to achieve this as a result of its investment strategy and emphasis on:

1.	Market selection: The Company invests in high growth, low-cost and diversified markets primarily across the southeast and southwest
2.	Asset selection: The Company focused on hand-picked, best-in-class assets with no major capital improvement needs and virtually no exposure to retail
3.

Tenant quality and lease duration: Emphasis on strong credit tenants or private industry leaders with minimal near term leasing exposure and long weighted average lease terms (7.3 years for office and 4.8 years for industrial); examples of the Company’s top 25 office tenants by rent include leading financial services companies, top 50 private law firms and other investment grade companies

4.	Long-term debt: The Company has a weighted average loan duration of 7.6 years remaining across the portfolio based on the fully extended maturities

Finally, the Company has seen improvement in its hotel (6% of the portfolio) performance as certain markets begin to reopen. Month-over-month occupancies have increased by 7% from 19% at the end of April to 26% currently. Importantly, all of the Company’s hotels have remained open which will continue to enable us to capture demand as it returns. As a reminder, a number of the Company’s hotels are located in Florida where early indications are showing a pick-up in weekend transient / leisure travel demand.

May 2020 Distributions

On May 29, 2020, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class I Common Stock	$0.1035	($0.0000)	$0.1035
Class D Common Stock	$0.1035	($0.0045)	$0.0990
Class T Common Stock	$0.1035	($0.0152)	$0.0883
Class S Common Stock	$0.1035	($0.0153)	$0.0882

The net distributions for each class of common stock (which represents the gross distributions less stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record as of the close of business on May 31, 2020 and will be paid on or about June 3, 2020. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

1 Source: https://www.reit.com/news/blog/market-commentary/updated-reit-industry-april-rent-collections

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD REAL ESTATE INCOME TRUST, INC.

Date: May 29, 2020	By:	/s/ Matthew Guttin
Matthew Guttin
Chief Compliance Officer and Secretary